Exhibit 5.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700

June 18, 2025	Reference: 66054/12

South Bow Canadian Infrastructure Holdings Ltd., South Bow Infrastructure Holdings Ltd. and South Bow Corporation

Re:	South Bow USA Infrastructure Holdings LLC – Exchange Offer for Senior Notes

Dear Sirs/Mesdames:

We have acted as Canadian counsel to South Bow USA Infrastructure Holdings LLC (the “Company”), South Bow Canadian Infrastructure Holdings Ltd. (“Canadian LiquidsCo”), South Bow Infrastructure Holdings Ltd. (“Liquids HoldCo” and, together with Canadian LiquidsCo, the “Initial Guarantors”) and South Bow Corporation (“South Bow” and, together with the Initial Guarantors, the “Guarantors”) in connection with the issuance of:

(a)

up to U.S.$700,000,000 aggregate principal amount of 4.911% senior notes of the Company due 2027 (the “New 2027 Notes”) in exchange for an equivalent aggregate principal amount of 4.911% senior notes of the Company issued on August 28, 2024;

(b)

up to U.S.$1,000,000,000 aggregate principal amount of 5.026% senior notes of the Company due 2029 (the “New 2029 Notes”) in exchange for an equivalent aggregate principal amount of 5.026% senior notes of the Company issued on August 28, 2024;

(c)

up to U.S.$700,000,000 aggregate principal amount of 6.176% senior notes of the Company due 2054 (the “New 2054 Notes” and, together with the New 2027 Notes and the New 2029 Notes, the “New Money Notes”) in exchange for an equivalent aggregate principal amount of 6.176% senior notes of the Company issued on August 28, 2024; and

(d)

up to U.S.$1,250,000,000 aggregate principal amount of 5.584% senior notes of the Company due 2034 (the “New 2034 Notes” and, together with the New Money Notes, the “New Notes”) in exchange for an equivalent aggregate principal amount of 5.584% senior notes of the Company issued on August 1, 2023, in each case, pursuant to an exchange offer (the “Exchange Offer”) registered with the United States Securities and Exchange Commission (the “SEC”).

The New Money Notes will be issued under an indenture dated as of August 1, 2023 (the “Base Indenture”) between the Company, the Initial Guarantors, The Bank of New York Mellon (the “U.S. Trustee”) and Computershare Advantage Trust of Canada (formerly known as BNY Trust Company of Canada) (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”), as amended and supplemented by the third supplemental indenture dated as of August 28, 2024 (the “Third Supplemental Indenture”) between the Company, the Initial Guarantors and the Trustees and the fourth supplemental indenture dated as of October 1, 2024 (the “Fourth Supplemental Indenture”) between the Company, the Initial Guarantors, South Bow and the Trustees.

The New 2034 Notes will be issued under the Base Indenture, as amended and supplemented by the first supplemental indenture dated as of August 1, 2023 (the “First Supplemental Indenture”) between the Company, the Initial Guarantors and the Trustees, the second supplemental indenture dated as of August 14, 2024 (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Supplemental Indentures”) between the Company, the Initial Guarantors and the Trustees and the Fourth Supplemental Indenture.

The Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, is referred to herein as the “Indenture”.

The New Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by each of the Guarantors pursuant to the terms and conditions set forth in the Indenture.

Scope of Review and Reliances

In connection with the foregoing, we have participated in the preparation of, and have examined originals or copies of (certified or otherwise identified to our satisfaction), the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents, certificates and other instruments:

(a)	the certificate and articles of amendment and certificate and articles of incorporation and the by-laws of Canadian LiquidsCo;

(b)	a certificate of compliance dated June 17, 2025 from the Director of Corporations Canada—Innovation, Science and Economic Development Canada as to Canadian LiquidsCo;

(c)	the certificate and articles of amendment and certificate and articles of incorporation and the by-laws of Liquids HoldCo;

(d)	a certificate of compliance dated June 17, 2025 from the Director of Corporations Canada—Innovation, Science and Economic Development Canada as to Liquids HoldCo;

(e)	the restated certificate and articles of incorporation and the by-laws of South Bow;

(f)	a certificate of compliance dated June 17, 2025 from the Director of Corporations Canada—Innovation, Science and Economic Development Canada as to South Bow; and

(g)	certain certified resolutions of the directors of the Guarantors, respectively, relating to, among other things, the Exchange Offer.

We have relied exclusively upon the documents listed in items (a) and (b) immediately above without independent investigation for the purpose of providing our opinions expressed in paragraph 1.

We have relied exclusively upon the documents listed in items (c) and (d) immediately above without independent investigation for the purpose of providing our opinions expressed in paragraph 2.

We have relied exclusively upon the documents listed in items (e) and (f) immediately above without independent investigation for the purpose of providing our opinions expressed in paragraph 3.

We have relied upon the documents listed in the previous paragraphs without independent investigation, although not exclusively, for the purpose of providing our other opinions expressed herein.

As to certain questions of fact material to the opinions hereinafter expressed which were not independently verified, we have also examined and relied upon a certificate of an officer of each of the Guarantors (the “Officer’s Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments, and have considered such questions of law, as we have considered necessary or appropriate for the purpose of the opinions hereinafter expressed.

Assumptions and Qualifications

For the purposes of our opinions expressed herein and in our examinations, we have assumed that:

(i)	all individuals had the requisite legal capacity;

(ii)	all signatures are genuine and, to the extent that any document is signed by any person electronically, that such person has applied his or her own electronic signature to such document;

(iii)

all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, electronic, notarial or other copies conform to the originals and such originals are complete and authentic and we have assumed the veracity of all such documents;

(iv)

all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate, and that all such facts continue to be complete, true and accurate on the date hereof;

(v)

with respect to each of the Guarantors, the applicable certificate of compliance from the Director of Corporations Canada - Innovation, Science and Economic Development Canada is conclusive evidence that it exists under the laws of Canada; and

(vi)	all facts set forth in the Officer’s Certificate are complete true and accurate in all respects.

Except as specifically provided herein, we have not, for the purposes of this opinion, conducted or caused to be conducted any searches, inquiries, investigations or reviews relating to any Guarantor or any agreement, instrument, judgment, rule, regulation, order, encumbrance, charge, lien, claim, security interest or third party interest to which a Guarantor is subject, or by which the property, assets, undertakings, rights or interests of any Guarantor are or may be bound, or any litigation, governmental, or regulatory proceedings commenced, pending or threatened against, or affecting, any Guarantor or its property, assets, undertakings, rights or interests.

Applicable Law

Our opinions herein are expressed only with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein (collectively, “Alberta Law”).

Our opinions herein are expressed with respect to laws in effect as at the date of this opinion letter and we do not accept any responsibility to inform the addressees of any change in law subsequent to the date hereof that does or may affect the opinions we express.

Opinions

Based and relying on the above, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.	Canadian LiquidsCo is a corporation existing under the laws of Canada;

2.	Liquids HoldCo is a corporation existing under the laws of Canada;

3.	South Bow is a corporation existing under the laws of Canada;

4.

each Initial Guarantor has the corporate power and capacity to enter into the Base Indenture and each Supplemental Indenture and to perform its obligations thereunder, including, for certainty, the performance of its obligations pursuant to the Guarantees;

5.

South Bow has the corporate power and capacity to enter into the Fourth Supplemental Indenture and to perform its obligations thereunder, including, for certainty, the performance of its obligations pursuant to the Guarantees;

6.

each Initial Guarantor has taken all necessary corporate action required under Alberta Law to authorize the execution and delivery of the Base Indenture and each Supplemental Indenture and the performance of its obligations thereunder, including, for certainty, the performance of its obligations pursuant to the Guarantees;

7.

South Bow has taken all necessary corporate action required under Alberta Law to authorize the execution and delivery of the Fourth Supplemental Indenture and the performance of its obligations thereunder, including, for certainty, the performance of its obligations pursuant to the Guarantees; and

8.

to the extent that execution and delivery are matters governed by Alberta Law: (a) the Base Indenture and each Supplemental Indenture have been duly executed and delivered by each Initial Guarantor; and (b) the Fourth Supplemental Indenture has been duly executed and delivered by South Bow.

This opinion is solely for the benefit of the addressees for use only in connection with the filing of a combined registration statement on Form F-10 and Form S-4 of the Company and the Guarantors (the “Registration Statement”) with the SEC providing for the registration of the New Notes and the Guarantees and may not be relied upon by any person other than you and the law firm of White & Case LLP for purposes of the opinion to be delivered by White & Case LLP in connection with the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the headings “Enforceability of Civil Liabilities”, “Risk Factors – Enforcement of Civil Liabilities” and “Legal Matters” and to the references to our opinion under the headings “Enforceability of Civil Liabilities” and “Risk Factors – Enforcement of Civil Liabilities” in the prospectus that forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933, as amended.

Yours truly,

“Blake, Cassels & Graydon LLP”